Exhibit 8.2

Chicago
New York
Washington, DC
London
San Francisco
Los Angeles
Singapore
Dallas
Miami
vedderprice.com

June 13, 2025

BW LPG Limited

c/o BW LPG Holding Pte Ltd

10 Pasir Panjang Road,

#17-02 Mapletree Business City, Singapore 117438

Re:	Securities Being Registered under Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to BW LPG Limited, a company organized under the laws of Singapore (the “Company”), in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission and as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate number of the Company’s securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”) and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others. Finally, we have assumed that references in Item 10.E. of Form 20-F of the Company for the fiscal year ended December 31, 2024 (“Annual Report”) to US Holder are only to a beneficial owner of ordinary shares of the Company that is otherwise a “United States person” (as define in the Internal Revenue Code of 1986, as amended (the “Code”)).

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that, subject to the limitations and qualifications stated therein, the statements set forth in the section entitled “Taxation” in the Registration Statement and in Item 10.E. of the Annual Report, insofar as such statements state matters of United States federal income tax law, are correct in all material respects.

Our opinions are based on the current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Annual Report.

1401 New York Avenue NW, Suite 500 | Washington, DC 20005 | T +1 202 312 3320 | F +1 202 312 3322

Vedder Price P.C. is affiliated with Vedder Price LLP, which operates in England and Wales, Vedder Price (CA), LLP, which operates in California, Vedder Price Pte. Ltd., which operates in Singapore, and Vedder Price (FL) LLP, which operates in Florida.

BW LPG Limited

June 13, 2025

We express no opinion as to the application or requirements of federal tax (except as expressly set forth above), state tax, local tax or non-U.S. tax in respect of the transactions contemplated by or referred to in the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Vedder Price P.C.

VEDDER PRICE P.C.